UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

AYTU BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⮽	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2021 (the “Effective Date”), Aytu BioPharma, Inc. (“Aytu” or the “Company”) and Acerus Pharmaceuticals Corporation (“Acerus”) entered into a termination and transition agreement (the “Termination Agreement”), pursuant to which Aytu and Acerus agreed to terminate the Amended and Restated License and Supply Agreement, previously entered into by Aytu and Acerus on July 29, 2019 (the “License and Supply Agreement”), a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by Aytu on August 2, 2019.

The material terms of the Termination Agreement are as follows:

●	Aytu ceased all sale, marketing and promotion of the Products (as defined in the License and Supply Agreement) in the United States on April 1, 2021.

●	Acerus agreed to pay Aytu an aggregate amount equal to $7.5 million, payable in equal monthly installment payments for a period of 30 consecutive months.

●	Acerus agreed to repurchase all Product (as defined in the License and Supply Agreement) inventory held by Aytu as of the Effective Date.

●

Aytu agreed to perform all of its distribution related obligations under the License and Supply Agreement and to assist Acerus and book Acerus’ sales of Product (as defined in the License and Supply Agreement) to third parties from the Effective Date until such date that Acerus is able to book Product (as defined in the License and Supply Agreement) sales without Aytu’s assistance (but in no event later than July 31, 2021) (the “Transition Period”).

●	Aytu agreed to pay to Acerus an amount equal to gross sales less applicable deductions and direct costs attributable to sales made during the Transition Period.

The Company issued a press release on April 1, 2021 announcing the Termination Agreement, attached as Exhibit 99.1 to this report

Item 1.02 Termination of Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Chief Financial Officer

On March 31, 2021, David A. Green resigned as Chief Financial Officer of the Company. Accordingly, Aytu and Mr. Green expect to enter into a separation agreement.

Appointment of Chief Financial Officer

On March 31, 2021, the Board appointed Richard Eisenstadt as Chief Financial Officer of the Company. Aytu and Mr. Eisenstadt entered into an employment agreement, effective March 31, 2021 (the “CFO Employment Agreement”), attached as Exhibit 10.1 hereto. Pursuant to the CFO Employment Agreement, Mr. Eisenstadt will receive:

●	An annual base salary of $400,000, plus a target bonus of 40% of the base salary if certain performance milestones are met;

●	A signing bonus of $50,000;

●	A potential transition bonus of $125,000, if one or more benchmarks is met between March 19, 2021 and July 1, 2021;

●	A restricted stock unit grant of 55,000 shares of Aytu’s common stock, subject to certain vesting provisions set forth therein;

●

Upon a termination without cause by the Company or for good reason, as those terms are defined in the CFO Employment Agreement, by Mr. Eisenstadt, a severance payment equal to his base salary plus any earned incentive compensation, as well as a continuation of Aytu’s portion of COBRA payments for a period of 12 months and vesting of any issued restricted stock units; and

●

Upon a change in control, as defined in the CFO Employment Agreement, a payment equal to one times the base salary and the target annual incentive bonus compensation for the then-current year, plus 12 months of COBRA payments and accelerated vesting of all stock options or stock based awards.

The Company issued a press release on April 5, 2021 announcing the resignation of Mr. Green and appointment of Mr. Eisenstadt, attached as Exhibit 99.2 to this report.

Indemnification Agreements

On March 31, 2021, Josh Disbrow, Chief Executive Officer of the Company, and Richard Eisenstadt each entered into an indemnification agreement with the Company, the form of which was previously approved by the board of directors of the Company, as disclosed in the Current Report on Form 8-K previously filed by Aytu on March 22, 2021.

The indemnification agreements clarify and supplement indemnification provisions already contained in the Company's Bylaws and generally provide that the Company agrees, among other things, to indemnify directors and certain officers under the circumstances and to the extent provided for therein, to the maximum extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or officer in any claim arising out of the person’s service to the Company. The indemnification agreement also provides for the advancement of expenses relating to the indemnification obligations.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description
10.1	Employment Agreement between Aytu BioPharma, Inc. and Richard Eisenstadt, dated March 31, 2021
99.1*	Press Release dated April 1, 2021
99.2*	Press Release dated April 5, 2021

* In accordance with General Instruction B.2 of Form 8-K, the information in the press releases attached as Exhibits 99.1 and 99.2 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date:	April 5, 2021	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer

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